                                                                    Exhibit 10.6

                     DEVELOPMENT AGREEMENT STREAMLINE-INTEL
--------------------------------------------------------------------------------

This agreement ("Agreement") is entered into as of June 13, 1997, ("Effective Date") by and between Intel Corporation, having a place of business at 2200 Mission College Blvd., Santa Clara, California, 95052 ("Intel") and Streamline, Inc. ("Streamline") on behalf of themselves and their respective worldwide subsidiaries.

                                   BACKGROUND

A. Intel is developing technologies designed to encourage creation of hybrid portal applications for Intel Architecture (IA) based PCs. Intel plans to use in-house technology and industry technology components to develop portal implementations for different market segments and to deploy working implementations of portals for a variety of companies who wish to lead with portal technology in their market segments.

B Streamline is developing an industry-leading, technology based consumer direct business which Streamline intends to become a primary supplier of grocery and related goods to time-starved consumers that fit a certain marketing profile. The parties believe that the deployment of Intel's hybrid portal concept would enhance the value of Streamline's business by providing a superior shopping (consumer browsing and order placement) interface that would ultimately help Streamline's goal of providing superior consumer service, and provide a technology based front end that would help in reducing overall costs in the order acquisition process.

C. Intel wishes to assist Streamline in bringing certain products to market by providing technical assistance to Streamline. Streamline is willing to receive such assistance according to the terms of this Agreement.

                                    AGREEMENT

Intel and Streamline agree as follows:

1.       GENERALLY

         1. 1. THE CONSUMER GROCERY SEGMENT. The "Consumer Grocery" business is the business of, in response to on-line computer-based orders, providing direct delivery to home consumers of groceries, household staples (i.e. home cleaners, health and beauty aids), and similar products such as are found



                                     Page 1
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                  in a conventional grocery store. Besides Streamline, other companies engaged in the Consumer Grocery business include Peapod, Shopper's Express, Homeruns, and ShopLink.

         1.2. THE GROCERY APPLICATION. The "Grocery Application" is the grocery and related product-oriented, sales application to be developed by Intel and based on Intel's hybrid portal technology for IA PCs, and the "push" server technology which drives it. It will be targeted at customers of Streamline's Consumer Grocery business with sufficiently capable home PCs and will function as the front end to a business product, interacting with back end and, Streamline's business infrastructure (collectively, the "Streamline System"). The Grocery Application will be scalable so that it will be usable, though less richly, by a class of PCs which are less capable than top-end PCs, though there will be a level of capability at which browser access will represent the level of interactivity and richness available. The Grocery Application is described with greater particularity in Attachment A attached hereto.

         1.3. THE PROJECT. The "Project" is the respective efforts of Streamline and Intel to develop the Grocery Application and deploy it in Streamline's business. Streamline will manage the integration of the various components of the working product. This will include appropriate testing, timely feedback, and facilitating the interactions with Streamline's other technology vendors.

         1.4. PROGRAM REVIEW. Intel and Streamline shall meet at least monthly to review the progress of the Project. Among other things, Intel and Streamline shall work to agree on the scope, interim milestones, and timing of their respective efforts hereunder. By June 30, 1997, Intel and Streamline shall agree on a set of interim milestones, including up to two major milestones which the parties may identify as presumptive indicators of timely performance of each party hereunder, final milestones and specifications.

         1.5. PROPRIETARY APPLETS. The parties shall, in good faith, work to enable Streamline to incorporate up to four functional features authored by and belonging to Streamline into the Grocery Application. These may be incorporated either through "plug-in"



                                     Page 2
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                  like interfaces or by incorporation into the code itself as the parties may agree, and shall be identified by June 30, 1997. Such applets shall remain Streamline's property.

         1.6. FURTHER EXTENSIONS. Intel shall have the right *on any * with * for the purpose of * or * . Such right shall be exercised, if at all by written notice given no more than 30 days after streamline provides INTEL with written notice of all relevant terms of such proposed activities.

2.       INTEL ASSISTANCE

         2.1. PORTAL DEVELOPMENT. Intel will devote reasonable efforts and resources to the development and delivery of the Grocery Application. The Grocery Application is licensed as set out in
                  Section 3.1.

         2.2. ADVICE AND CONSULTATION. During the course of the Project, Intel will provide advice and consultation to Streamline relating to the technical capabilities of the IA and as to features or architectures which would optimize use of the Grocery Application. This consultation may include advice and/or suggestions on system integration. Intel will work with Streamline's suppliers on the back end enterprise and commerce systems to integrate the servers into the back end dataflow, and may provide input regarding basic Web content to enable scalability. Streamline remains solely responsible for the Project and its management other than development of the Grocery Application.

         2.3. MOCKUPS AND DEMONSTRATIONS. In support of the goal of creating a user preferred interface, during development of the user interface Intel will supply certain technology demos and mockups for consumer testing as mutually determined by Intel and Streamline. These shall remain Intel's property.

         2.4. TUNING. During the course of the Project, Intel may develop and deliver performance tuning modifications ("Tune-Ups") to Streamline's software applications other than the Grocery Application. Tune-Ups are licensed as set forth in Section 4.2 below.

                       * Confidential treatment requested




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


         2.5. SOURCE. Intel will deliver the Grocery Application in both source and object forms, subject to the terms hereof. Neither party shall deliver or disclose Source Code received from the other without the providing party's written consent.

3.       TITLE AND LICENSES

         3.1. GROCERY APPLICATION LICENSE. Effective on Intel's delivery and Streamline's acceptance of the Gold Master of the Grocery Application, Intel grants to Streamline a fully paid-up license under Intel's copyrights, to use, reproduce, display, and distribute (including distribution to Streamline customers) the Grocery Application in object code form, and to compile internally and modify the source code form thereof, all subject to the following provisions:

                  3.1.1. This license shall only extend to use and distribution of the Grocery Application in connection with business transacted in the Consumer Grocery market segment by Streamline or its franchisees, including Streamline's subsidiary Regional Operating Companies, under Streamline's service marks and for which Streamline derives direct compensation.

                  3.1.2. The user interface of the Grocery Application shall contain visible credits and acknowledgments of Intel for its contributions in a manner to be agreed.

                  3.1.3. Streamline shall not remove Intel's proprietary notices from the Grocery Application.

         3.2. * STATUS. Until * following the * of the Grocery Application from INTEL to StreamLine, INTEL shall not * the Grocery Application to * for * and * in the *. After such time period, any such * shall be subject to the provisions of Section 3.4. Prior to the expiration of such time period, INTEL shall not publicly announce or authorize
                  * to announce a * in the * for the purpose of using INTEL's
                  * in the Grocery Application.

         3.3. INTEL ARCHITECTURE FOCUS. Streamline promises to (i) only implement the portal concept for IA-based computers, (ii) introduce new innovations in non-portal interfaces (browsers) for IA at least as early as for any other platform and (iii) develop

                       * Confidential treatment requested
                  back end technology solutions on IA. All non-portal (browser) features will be readily useable by IA and new features will be optimized for IA or specially adapted to run on IA. The focus described in this Section * of StreamLine's * or * However, Streamline would retain the ability to develop other technology solutions on their own, or with other parties, as Streamline sees fit. Intel may provide input for these efforts. This provision shall not survive termination of the Agreement on account of breach or nonperformance by Intel.

         3.4. TRADE DRESS. Notwithstanding Intel's ownership of the Grocery Application, to the extent that the user interface of the Grocery Application incorporates an appearance which consumers may associate with Streamline as a source of goods and services and not implied or required by underlying functionality or the grocery metaphor, Streamline shall be the owner of the trademark and trade dress rights in such appearance for the Consumer Grocery market segment. By way of example, the distinctive background of the interface may constitute trade dress, while the concept of fulfilling an ingredients list to a recipe would not.

         3.5. NO OTHER LICENSES. Except for the licenses expressly provided herein, no licenses are granted by either party, either expressly or by implication, to any intellectual property of the other. Notwithstanding Intel's ownership in the copyrights in any specific Intel deliverables, Streamline shall own all copyrights in its own original work.

         3.6. TUNE-UPS. To the extent that Intel prepares and delivers any Tune-ups to Streamline, Streamline shall have a non-exclusive license under any Intel copyright therein to incorporate such Tune-Ups into the software application for which the Tune-Up was made. Streamline shall retain sole title to the product so modified, and may license, modify, adapt, translate, distribute, sell, and otherwise commercialize it in any way whatsoever without any duty of accounting to Intel arising from the incorporation of the Tune-Ups. The Parties do not intend to create a "joint work."

                       * Confidential treatment requested




                                     Page 5
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         3.7.     OTHER TECHNOLOGICAL INPUTS. Intel may deliver to Streamline certain copyrighted software, other than the Grocery Application, which Intel has developed either for the purpose of this relationship or otherwise. Where such materials are intended for redistribution, Intel shall provide Streamline with written notice that it has a nonexclusive license under Intel's copyrights to use the software in accordance with the terms set out in Section 3.1.

         3.8. NEW DEVELOPMENTS. Ownership of new developments, whether patentable or not, shall be determined in accordance with the patent laws of the United States. If a patentable invention is made jointly, patent counsel of the parties shall meet and in good faith agree on an appropriate manner of securing patent protection therefor. Any jointly owned intellectual property may be exploited without any duty of accounting.

4.       STREAMLINE OBLIGATIONS RELATING TO THE PROJECT

         4.1. DEVELOPMENT EFFORT. Streamline will commit sufficient financial, technical, and marketing resources reasonably appropriate to support a coordinated product rollout according to the schedule set out in this Agreement.

         4.2. SUPPORT. Streamline shall provide technical support to its customers consistent with standard commercial practices and the nature of the services it provides.

         4.3. WARRANTS. In consideration of entering into this Agreement, Streamline has granted to Intel a warrant to acquire 285,714 shares of Streamline's Common Stock, attached hereto as Attachment B (the "Warrant"), for no additional consideration. The Warrant is subject to the provisions of this Agreement.

5.       MARKETING

         5.1. EVENTS. Intel may invite Streamline to participate in industry marketing events to provide testimony to the value of IA PCs in new business models such as the Consumer Grocery business. In



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                  turn, if Streamline requests, Intel may elect to participate in Streamline's marketing efforts

         5.2. PUBLICITY. Neither party will reveal the existence or contents of this Agreement without the consent of the other, except as provided below or as required by law (in which case the other party will be first given notice and an opportunity to object).

                  5.2.1. Each party may discuss Grocery Application and use the other party's name in connection with promotion of its portal technology, provided that neither party discloses any confidential information about the other.

                  5.2.2. Streamline may publicly disclose and position its use of Intel technology within the general framework and-timeline set out below. Intel may make public statements which parallel these permitted comments:
                           (a) before delivery of the Grocery Application, Streamline shall keep the relationship confidential except as agreed by the parties; (b) after delivery of the Grocery Application the earlier of (i) the completion of a 12 week in-market test by P&G or (ii) six months after delivery of the Grocery Application "Product Launch") Streamline may reveal that Intel has selected Streamline to be the only beta customer in the Consumer Grocery segment for its consumer direct portal technology; and (c) after Product Launch, Streamline may reveal that its consumer direct solution is based on Intel architecture and that Streamline is the first customer to make use of the Intel consumer direct portal technology.

         5.3. RESPECT FOR TRADEMARKS. Streamline shall not use Intel's trademarks, or portions of them, including MMX(TM), Pentium(R), Pentium(R) II, or -II, except in accordance with Intel's guidelines for such use. In particular, Streamline shall not incorporate any of these marks into its product names, but Streamline may truthfully report that a product is optimized or designed for such Intel products.

         5.4. TAXES. Each party shall be solely responsible for its own taxes, including any applicable sales taxes and customs duties on items acquired under this Agreement. To the extent, if any, that the applicable taxing authority requires withholding of taxes



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                  based on payments made hereunder, the paying party shall
                  withhold such taxes and provide the payee with the documentation reasonably necessary to claim a credit therefor.

6.       TERM & TERMINATION

         6.1. TERM OF AGREEMENT. This Agreement's term commences as of the Effective Date and terminates as of December 31, 2002, unless the parties agree to extend it or it is terminated in accordance with the terms hereof.

         6.2. BREACH. Either party may terminate this Agreement by written notice if the other party is in material breach of any of its terms and fails to cure such breach within thirty days of written notice of such breach.

         6.3. SURVIVAL. The following provisions shall survive termination or expiration: 3.1, 3.4, 3.6, 3.8, 5.4, and 7, provided that where the termination is for breach by a party, the license(s) granted to such party shall terminate.

         6.4. EFFECT OF TERMINATION. The provisions of section 2 of the Warrant attached hereto shall govern in the case of termination of this Agreement.

7.       GENERAL PROVISIONS

         7.1. CONFIDENTIAL TERMS. Confidential information shall be held in confidence pursuant to the terms of the Corporate Non-Disclosure Agreement in place between the parties, except to the extent that the terms are superseded by the express provisions hereof. Streamline shall not disclose any information or methods to Intel that Intel will be foreclosed by confidentiality obligations from incorporating into its own products, except that this shall not give Intel a right to Streamline's source code.

         7.2. RELATIONSHIP OF PARTIES. The parties are not partners or joint venturers, or liable for the obligations, acts, or activities of the other.

         7.3. AMENDMENTS AND ASSIGNMENTS. Any change, modification or waiver to this Agreement must be in writing and signed by an authorized representative of each party. Neither party may



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                  assign this Agreement or any portion of this Agreement to any other party without the other's prior written consent.

         7.4. MERGER AND WAIVER. Except for those certain agreements pertaining to confidentiality, and equity investments, this Agreement is the entire agreement between the parties with respect to the development and distribution of the Grocery Application, and it supersedes any prior or contemporaneous agreements and negotiations relating thereto. No waiver of any breach or default shall constitute a waiver of any subsequent breach or default.

         7.5. INTEL CONTRIBUTIONS. Intel represents that the work provided by Intel hereunder is Intel's original work or properly licensed from the author(s) thereof.

         7.6. SUITS BASED ON INTEL DELIVERABLES. During the term of this Agreement, Intel shall defend, indemnify, and hold Streamline and its customers harmless from and against any suit or proceeding brought against Streamline, its subsidiaries or customers, based upon a claim that the Grocery Application alone and not in combination with any other product infringes the copyright or trade secret of another, or that it infringes a U.S. patent of which Intel had notice upon or prior to delivery to Streamline thereof. Streamline's indemnity will include all damages and costs awarded, including attorneys' fees, and settlement costs, provided that Streamline shall not settle any claim without Intel's consent and that Intel shall not be obligated to pay a settlement or judgment in excess of $250,000, and further provided that:

                  7.6.1. Streamline shall promptly notify Intel of any claim and will provide information, assistance, and cooperation in defending against it (at Intel's expense).

                  7.6.2. Streamline will have the right to participate in the defense of any claim, at its own expense.

                  7.6.3. This indemnity shall not apply to software prepared or supplied by Streamline.

                  7.6.4. Intel shall have the right to modify the Grocery Application in order to avoid a claim of infringement, or to replace it entirely in Intel's reasonable judgment.

         7.7. RIGHTS. Streamline warrants and represents that it has or shall obtain all rights necessary to undertake the activities described in this Agreement and to develop and market the Streamline System. Streamline shall promptly notify Intel of any written or otherwise valid charge or claim of infringement of any third party's right relating to development or distribution of the Streamline System.

         7.8. Suits based on Streamline System. Streamline shall defend, indemnify, and hold Intel and its customers harmless from and against any suit or proceeding brought against Intel, its subsidiaries or customers, based upon the development or distribution of Streamline System, including any claim that the Streamline System infringes any third-party intellectual property right or that the Streamline System (including any portion supplied by Intel) is in any way related to or a cause of liability for harm to a human being (a "Claim"). Streamline's indemnity will include all damages and costs awarded, including attorneys' fees, and settlement costs, provided that Intel shall not settle any claim without Streamline's consent.

                  7.8.1. Intel shall promptly notify Streamline of any Claim and will provide information, assistance, and cooperation in defending against it (at Streamline's expense).

                  7.8.2. Intel will have the right to participate in the defense of any Claim, at its own expense.

                  7.8.3. This indemnity shall not apply to software prepared or supplied by Intel.

         7.9. NO WARRANTY. EXCEPT AS EXPRESSLY PROVIDED HEREIN, MATERIALS CONTRIBUTED BY EACH PARTY HEREUNDER ARE PROVIDED AS IS. THE PARTIES MAKE NO WARRANTIES WITH RESPECT TO SUCH MATERIALS, EITHER EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

         7.10. LIMITED LIABILITY. Neither party shall be liable to the other for lost profits, expected revenues, or development or support costs arising from any termination of this Agreement. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR LOSS OF PROFITS, DATA, OR USE OR ANY SPECIAL,

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                  CONSEQUENTIAL OR INCIDENTAL DAMAGES, HOWEVER CAUSED, EVEN IF
                  ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE PARTIES ACKNOWLEDGE THAT THESE LIMITATIONS ON POTENTIAL LIABILITIES WERE AN ESSENTIAL ELEMENT IN SETTING CONSIDERATION UNDER THIS AGREEMENT.

         7.11. COMPLIANCE WITH LAW. Neither party shall export, distribute, or sell the Streamline System or the Intel Technology in violation of US or other applicable law.

         7.12. NOTICES AND REQUESTS. All notices and requests required or made under this Agreement must be in writing and shall be personally delivered or if mailed postage prepaid, certified or registered mail, or overnight courier to the addresses listed below:


           To Intel                                   To Streamline
           Intel Corporation                          Streamline, Inc.
           2200 Mission College Blvd.,
           Santa Clara, California 95052
           ATTN.: GENERAL COUNSEL                     ATTN.: GENERAL COUNSEL


         7.13. CHOICE OF LAW. Any claim based on this Agreement shall be governed by the laws of Delaware, and shall be subject to the exclusive jurisdiction of the state and federal courts located there.



In witness of their agreement the parties have caused the Agreement to be executed below by their authorized representatives.


Intel Corporation                               Streamline, Inc.

By: /s/ Ronald J. Whittier                      By: /s/ Timothy A. Demello
   --------------------------                      ---------------------------
Name    Ronald J. Whittier                      Name    Timothy A. DeMello
Title   Sr. VP                                  Title   Chairman

                     DEVELOPMENT AGREEMENT STREAMLINE-INTEL
--------------------------------------------------------------------------------
                                  Attachment A
                        Description and Development Plan


This Attachment is effective solely as a technical description and development plan. It is subordinate to the provisions of the Agreement to which it is attached.

DESIGN PHILOSOPHY
-----------------

Intel seeks to build a showcase application that brings real value to Streamline and its customers by taking advantage of the capabilities inherent in the *. The team will make *, and * of the * to aid consumers in their shopping).

For this to be a practical product, Intel plans to use * wherever possible. These can be from the industry or from *. However, since this is a new application, * will also be developed. Intel plans to develop these * so that it can be * .

OVERVIEW OF SYSTEM
------------------

The * Intel is developing consists of two major parts: the * and the *. The * is a *. It is * that will speed up the shopping experience for the consumer. The * of the product * Streamline's *, and will be responsible for
* the * and facilitating the transactions.

          [diagram depicting the conceptual design of the application]

Note: Intel will be responsible for implementing the *, the * and the parts of the *. Responsibility for * of the *.

* APPLICATION
-------------

The * will be the * to Streamline for * with *. (Consumers will always have the option of accessing Streamline's services through a *. It will have the following features:

-        *
-        * that will be designed with consumer preferences in mind.
-        * which will enable *
-        * (in the form of a CD or DVD disk)
-        *
-        * (to suit different users)
-        * to adapt the application (and the store) to the user
-        *

                    [diagram depicting the integration of the
                 several functional segments of the application]


         * Confidential Treament Requested

*

The * keep the client * with the right information. These * will need to be * including the * and *. Because of * of this * is very much * the * to *.


                    [diagram depicting the integration of the
                 several functional segments of the application]










































                       * Confidential treatment requested

                                 AMENDMENT NO. 1

                                       TO

                     DEVELOPMENT AGREEMENT STREAMLINE-INTEL

                                  ("AGREEMENT")


The subject Agreement Effective June 6, 1997 between Intel Corporation ("Intel") and Streamline, Inc. ("Streamline") is hereby amended pursuant to paragraph 7.3 of the Agreement, effective as of September 22, 1998, to incorporate the following modifications:

1.       The following is added at the end of Section 7.7:


                  Streamline acknowledges that the Grocery Application will contain search engine software owned by Verity, Inc., and that Intel has entered into a license agreement with Verity, allowing Intel to sublicense the search engine software as incorporated in the Grocery Application, to Streamline (the "Verity Agreement," attached hereto as Attachment C). Streamline warrants and represents that it will abide by all terms and conditions imposed on a sublicensee in the Verity Agreement. Streamline will defend, indemnify, and hold Intel harmless from and against any suit or proceeding brought against Intel resulting from a breach of this representation and warranty. Streamline's indemnity will include all damages and costs awarded, including attorneys' fees, and settlement costs, provided that Intel shall not settle any claim without Streamline's consent.

The remaining terms of the Agreement remain in full force and effect.

AGREED:

INTEL CORPORATION                                   STREAMLINE, INC.

/s/ Martin Guttmann                                 /s/ Frank Britt
----------------------------                        ----------------------------
Signature                                           Signature

Martin Guttmann                                     Frank Britt
----------------------------                        ----------------------------
Printed Name                                        Printed Name

Sr. Engineering Manager                             Vp Marketing
----------------------------                        ----------------------------
Title                                               Title

   9/08/98                                            9/22/98
----------------------------                        ----------------------------
Date                                                Date